Exhibit 99.1

Pennsylvania Real Estate Investment Trust ® 200 South Broad Street Philadelphia, PA 19102 www.preit.com Phone: 215-875-0700 Fax: 215-546-7311 Toll Free: 866-875-0700

CONTACT:

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

PREIT Reports First Quarter 2010 Results

Philadelphia, PA, April 29, 2010 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter ended March 31, 2010. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

“We are pleased that our redevelopments continue to generate excitement, as evidenced by sales exceeding $500 per square foot at both Jacksonville and Cherry Hill Malls,” said Ronald Rubin, Chairman and Chief Executive Officer. “Overall, our comparable sales increased 2.1% since year end, demonstrating that shoppers are returning. We anticipate retailers will respond with increased demand for space as the economy continues to recover.”

Funds From Operations (“FFO”) for the first quarter of 2010 was $25.5 million, or $0.55 per diluted share. FFO for the first quarter of 2009 was $29.3 million, or $0.71 per diluted share. FFO as adjusted to exclude gains on extinguishment of debt for the first quarter of 2009, was $28.0 million or $0.68 per diluted share.

Net Operating Income (“NOI”) for the first quarter of 2010 was $71.6 million, compared to $71.9 million for the first quarter of 2009.

Net loss attributable to PREIT for the first quarter of 2010 was $17.6 million, or $0.41 per diluted share, compared to a net loss attributable to PREIT of $11.0 million, or $0.28 per diluted share, for the first quarter of 2009.

Primary Factors Affecting Financial Results

Results for the first quarter of 2010 included:

•	Increased interest expense and higher depreciation and amortization resulting from development and redevelopment assets that were placed in service during the last 12 months; and

•	Increased share count that resulted primarily from the issuance of 4.3 million shares in transactions to repurchase exchangeable notes in 2009.

Results for the 2009 first quarter included:

•	A $1.3 million gain on extinguishment of debt resulting from our repurchase of $2.1 million aggregate principal amount of our exchangeable notes.

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Financing Activities

As previously announced, the Company, in March 2010, entered into a secured credit agreement with its bank group led by Wells Fargo Bank comprised of term loans of $520.0 million and a $150.0 million revolving line of credit to replace its previous $500.0 million unsecured revolving credit facility and $170.0 million unsecured term loan. The credit facility has a term of three years with a one-year extension option, subject to certain conditions. Depending on the Company’s leverage, the facility bears interest at an annual rate between 4.00% and 4.90% over LIBOR, with no interest rate floor. The current rate is 4.90% over LIBOR. The Company entered into interest rate swap agreements to fix $100.0 million of the underlying LIBOR associated with the term loans at a weighted average rate of 1.77% for the three-year initial term. An additional $200.0 million of the underlying LIBOR was swapped to fixed at a rate of 0.61% for year one, 1.78% for year two, and 2.96% for the balance of the initial term.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio:

	Twelve Months Ended:
	March 31, 2010	March 31, 2009
Sales per square foot (1)	$341	$340

(1)	Includes enclosed malls in the Company’s portfolio as of the respective dates. Data based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

	Occupancy (1) as of:
	March 31, 2010	March 31, 2009
Retail portfolio weighted average:
Total including anchors	89.3%	88.8%
Total excluding anchors	84.0%	84.2%
Enclosed malls weighted average:
Total including anchors	88.8%	88.5%
Total excluding anchors	83.2%	83.8%
Strip/power centers weighted average:	92.4%	91.1%

(1)	Includes properties owned by partnerships in which the Company owns a 50% interest.

Same store NOI for the first quarter of 2010 increased 1.0% to $71.2 million, including $1.8 million in lease termination revenue, compared to $70.5 million, including $0.4 million in lease termination revenue, for the first quarter of 2009. Same store results represent retail properties that the Company owned for the full periods presented.

2010 Outlook

The Company is adjusting its estimates for net loss per diluted share and reaffirming its estimates for FFO per diluted share as follows:

Estimates Per Diluted Share

Net loss attributable to PREIT	$ (1.73) - $ (1.61)
Depreciation and amortization (includes Company’s proportionate share of unconsolidated properties), net of other adjustments	$ 3.67
Funds From Operations	$ 1.94 - $ 2.06

Conference Call Information

Management has scheduled a conference call for 3:00 p.m. Eastern Time today to review the Company’s first quarter results, market trends, and future outlook. To listen to the call, please dial (877) 941-4776 (domestic) or (480) 629-9762 (international), at least five minutes before the scheduled start time, and provide conference ID number 4285140. Investors can also access the call in a “listen only”

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mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through May 13, 2010 at (800) 406-7325 (domestic) or (303) 590-3030 (international), (Replay reservation number: 4285140). The online archive of the Internet broadcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls and power centers. Currently, the Company’s portfolio consists of 54 properties, including 38 shopping malls, 13 strip and power centers, and three properties held for development. The operating retail properties have a total of approximately 35 million square feet. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations, which is a non-GAAP measure, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. The Company computes Funds From Operations by taking the amount determined pursuant to the NAREIT definition and subtracting dividends on preferred shares (“FFO”)(for periods during which the Company had preferred shares outstanding).

Funds From Operations is a commonly used measure of operating performance and profitability in the REIT industry and we use FFO as a supplemental non-GAAP measure to compare our Company’s performance to that of our industry peers. Similarly, FFO per diluted share is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities. In addition, we use FFO and FFO per diluted share as a performance measure for determining bonus amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, less dividends on preferred shares (for periods during which the Company had preferred shares outstanding), which may not be comparable to Funds From Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company. FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating

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performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenues (determined in accordance with GAAP) minus property operating expenses (determined in accordance with GAAP). Net operating income is a non-GAAP measure. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, interest and other income, interest expense, depreciation and amortization, gains on sales of interests in real estate, other expenses and gain on extinguishment of debt.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect PREIT’s current views about future events and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. More specifically, PREIT’s business might be affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: PREIT’s substantial debt and high leverage ratio; constraining leverage, interest and tangible net worth covenants under the 2010 Credit Facility, as well as mandatory pay down and capital application provisions; PREIT’s ability to refinance its existing indebtedness when it matures; PREIT’s ability to raise capital, including through the issuance of equity securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties, or through other actions; PREIT’s short- and long-term liquidity position; the effects on PREIT of dislocations and liquidity disruptions in the capital and credit markets; the current economic downturn and its effect on employment, consumer confidence and consumer spending; tenant business and leasing decisions and the value and potential impairment of PREIT’s properties; and PREIT’s ability to maintain and increase property occupancy, sales and rental rates, including at recently redeveloped properties. Additionally, there can be no assurance that PREIT’s actual results will not differ significantly from the estimates set forth in press releases or other disclosures, or that PREIT’s returns on its developments, redevelopments or acquisitions will be consistent with the estimates outlined in press releases or other disclosures. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2009. PREIT does not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial tables to follow]

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEETS
	March 31, 2010	December 31, 2009
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,499,783	$3,459,745
Construction in progress	178,150	215,231
Land held for development	9,337	9,337

Total investments in real estate	3,687,270	3,684,313
Accumulated depreciation	(656,871)	(623,309)

Net investments in real estate	3,030,399	3,061,004

INVESTMENTS IN PARTNERSHIPS, at equity:	33,631	32,694

OTHER ASSETS:
Cash and cash equivalents	34,206	74,243
Tenant and other receivables (net of allowance for doubtful accounts of $20,701 and $19,981 at March 31, 2010 and December 31, 2009, respectively)	44,134	55,303
Intangible assets (net of accumulated amortization of $205,925 and $198,984 at March 31, 2010 and December 31, 2009, respectively)	32,037	38,978
Deferred costs and other assets, net	98,583	84,358

Total assets	$3,272,990	$3,346,580

LIABILITIES:
Mortgage loans (including debt premium of $2,457 and $2,744 at March 31, 2010 and December 31, 2009, respectively)	$1,804,358	$1,777,121
Exchangeable notes (net of debt discount of $4,209 and $4,664 at March 31, 2010 and December 31, 2009, respectively)	132,691	132,236
Revolving Facility	70,000	486,000
Term Loans	520,000	170,000
Tenants’ deposits and deferred rent	15,562	13,170
Distributions in excess of partnership investments	48,698	48,771
Accrued construction expenses	3,822	11,778
Fair value of derivative liabilities	18,047	14,610
Accrued expenses and other liabilities	52,603	58,090

Total liabilities	2,665,781	2,711,776

EQUITY:	607,209	634,804

Total liabilities and equity	$3,272,990	$3,346,580

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

FUNDS FROM OPERATIONS

	Three Months Ended
	March 31, 2010	March 31, 2009
(In thousands, except per share amounts)
Net loss	$(18,504)	$(11,523)
Adjustments:
Depreciation and amortization:
Wholly owned and consolidated partnerships (a)	41,568	38,391
Unconsolidated partnerships (a)	2,459	2,055
Discontinued operations	—	394

FUNDS FROM OPERATIONS (b)	$25,523	$29,317

Gain on extinguishment of debt	—	(1,272)

FUNDS FROM OPERATIONS AS ADJUSTED	$25,523	$28,045

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT	$0.55	$0.71

Gain on extinguishment of debt	—	(0.03)

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED	$0.55	$0.68

Weighted average number of shares outstanding	43,672	39,004
Weighted average effect of full conversion of OP Units	2,329	2,195
Effect of common share equivalents	111	—

Total weighted average shares outstanding, including OP Units	46,112	41,199

a)	Excludes depreciation of non-real estate assets, amortization of deferred financing costs and discontinued operations.
b)	Includes the non-cash effect of straight-line rents of $522 and $329 for the first quarter 2010 and 2009, respectively.

STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31, 2010	March 31, 2009
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$74,455	$72,017
Expense reimbursements	34,812	34,175
Percentage rent	884	834
Lease termination revenue	1,808	398
Other real estate revenue	2,965	3,252
Interest and other income	728	702

Total revenue	115,652	111,378

EXPENSES:
Property operating expenses:
CAM and real estate tax	(37,303)	(34,616)
Utilities	(6,302)	(5,884)
Other property operating expenses	(5,822)	(5,767)

Total property operating expenses	(49,427)	(46,267)

Depreciation and amortization	(42,007)	(39,002)
Other expenses:
General and administrative expenses	(9,687)	(9,354)
Abandoned project costs, income taxes and other expenses	(293)	(318)

Total other expenses	(9,980)	(9,672)

Interest expense, net	(34,831)	(32,509)
Gain on extinguishment of debt	—	1,272

Total expenses	(136,245)	(126,178)

Loss before equity in income of partnerships and discontinued operations	(20,593)	(14,800)
Equity in income of partnerships	2,089	2,517

Net loss from continuing operations	(18,504)	(12,283)
Net income from discontinued operations	—	760

Net loss	(18,504)	(11,523)
Less: Net loss attributed to noncontrolling interest	878	541

Net loss attributable to Pennsylvania Real Estate Investment Trust	(17,626)	(10,982)

Basic loss per share - Pennsylvania Real Estate Investment Trust	$(0.41)	$(0.28)
Diluted loss per share - Pennsylvania Real Estate Investment Trust (1)	$(0.41)	$(0.28)
Weighted average number of shares outstanding for diluted EPS	43,672	39,004

(1)	For the quarters ended March 31, 2010 and 2009, respectively, there are net losses, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

NET OPERATING INCOME

	Three Months Ended
	March 31, 2010	March 31, 2009
(In thousands)
Net loss	$(18,504)	$(11,523)
Adjustments:
Depreciation and amortization
Wholly owned and consolidated partnerships	42,007	39,002
Unconsolidated partnerships	2,459	2,055
Discontinued operations	—	394
Interest expense, net
Wholly owned and consolidated partnerships	34,831	32,509
Unconsolidated partnerships	1,584	1,769
Discontinued operations	—	—
Other expenses	9,980	9,672
Gain on extinguishment of debt	—	(1,272)
Interest and other income	(728)	(702)

Property net operating income	$71,629	$71,904

Same store retail properties	$71,249	$70,548
Non-same store properties	380	1,356

Property net operating income	$71,629	$71,904

EQUITY IN INCOME OF PARTNERSHIPS
	Three Months Ended
	March 31, 2010	March 31, 2009
(In thousands)
Gross revenue from real estate	$18,478	$18,666

Expenses:
Property operating expenses	(6,243)	(5,956)
Mortgage interest expense	(3,200)	(3,567)
Depreciation and amortization	(3,826)	(3,901)

Total expenses	(13,269)	(13,424)

Net income from real estate	5,209	5,242
Partners’ share	(2,592)	(2,610)

Company’s share	2,617	2,632
Amortization of excess investment	(528)	(115)

EQUITY IN INCOME OF PARTNERSHIPS	$2,089	$2,517

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